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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 6, 1996, in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-3645) and related Prospectus of Sola International Inc. for the registration of shares of its common stock.

  We also consent to the incorporation by reference therein of our report with respect to the financial statement schedule of Sola International Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Palo Alto, California

June 24, 1996